UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2005

Owens & Minor, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-9810	54-1701843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road Richmond, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-9794

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Approval of Forms of Stock Option Grant Agreement and Restricted Stock Grant Agreement. On June 23, 2005, the Compensation & Benefits Committee of the Board of Directors of the Registrant approved forms of Stock Option Grant Agreement and Restricted Stock Grant Agreement for issuances under the Registrant’s 2005 Stock Incentive Plan. The forms of Stock Option Grant Agreement and Restricted Stock Grant Agreement for issuances to executive officers are set forth as Exhibits 10.1 and 10.2 hereto, respectively. Issuances by the Board of Directors of stock options and restricted stock on April 28, 2005 to the Registrant’s named executive officers (as reported on a Form 8-K dated April 28, 2005) were pursuant to the respective terms and conditions set forth in each such grant agreement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Grant Agreement under 2005 Stock Incentive Plan

10.2	Form of Restricted Stock Grant Agreement under 2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2005	OWENS & MINOR, INC.

	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Option Grant Agreement under 2005 Stock Incentive Plan

10.2	Form of Restricted Stock Grant Agreement under 2005 Stock Incentive Plan